UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 2, 2023
Virgin Orbit Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40267	98-1576914
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4022 E. Conant St. Long Beach, California	90808
(Address of principal executive offices)	(Zip Code)
(562) 388-4400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	VORBQ	*
Warrants to purchase common stock	VORWQ	*

*On April 13, 2023, the Company’s common stock and warrants were suspended from trading on The Nasdaq Stock Market LLC (“NASDAQ”) as a result of the Company’s filing of a voluntary petition under Chapter 11 of the United States Bankruptcy Code. Effective April 13, 2023, trades in the Company’s common stock and warrants began being quoted on the OTC Pink Marketplace under the symbols “VORBQ” and “VORWQ”, respectively. On May 2, 2023, NASDAQ filed a Form 25 to delist the Company’s common stock and warrants to remove such securities from registration under Section 12(b) of the Exchange Act.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets

As previously disclosed, on April 4, 2023, Virgin Orbit Holdings, Inc. (the “Company”) and its domestic subsidiaries (together with the Company, the “Debtors”) commenced voluntary proceedings under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Chapter 11 Proceedings”).
In connection with the Chapter 11 Proceedings and as previously disclosed, the Debtors previously entered into various agreements (collectively, the “Agreements”) providing for the sale of certain of the Debtors’ assets.

On June 2, 2023 and June 5, 2023, the Debtors completed the sale of the assets pursuant to the Agreements, as described below.

Rocket Lab Asset Purchase Agreement
On June 2, 2023, pursuant to an asset purchase agreement with Rocket Lab USA, Inc. (“Rocket Lab”), Rocket Lab assumed the Company’s commercial lease in Long Beach, California and completed the purchase of specified assets from the Debtors, including machinery and equipment located at such facility, for an aggregate purchase price of $16.1 million. In connection with the transaction, Rocket Lab also assumed certain liabilities described in the asset purchase agreement.

Inliper Asset Purchase Agreement
On June 2, 2023, pursuant to an asset purchase agreement with Inliper Acquisition, LLC and Liquidity Services Operations, LLC (together, “Inliper”), the Company completed the sale of specified assets to Inliper, including machinery and equipment located at the Company’s McGowen facility in Long Beach, California, for an aggregate purchase price of $650,000. In connection with the transaction, Inliper also assumed certain liabilities described in the asset purchase agreement.

Launcher Asset Purchase Agreement
On June 2, 2023, pursuant to an asset purchase agreement with Launcher, Inc (“Launcher”), the Company completed the sale of specified assets to Launcher, including machinery and equipment located at the Company’s facility in Mojave, California, for an aggregate purchase price of $2.7 million. In connection with the transaction, Launcher also assumed certain liabilities described in the asset purchase agreement.

Stratolaunch Stalking Horse Asset Purchase Agreement
On June 5, 2023, pursuant to a stalking horse asset purchase agreement with Stratolaunch, LLC (“Stratolaunch”), the Company completed the sale of specified assets to Stratolaunch, including the Company’s specially modified Boeing 747 aircraft, known as Cosmic Girl, and certain other specifically scheduled assets primarily related to the aircraft, for an aggregate purchase price of $17.0 million. In connection with the transaction, Stratolaunch also assumed certain liabilities described in the stalking horse asset purchase agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Virgin Orbit Holdings, Inc.

Date:	June 5, 2023	By:	/s/ Dan Hart
		Name:	Dan Hart
		Title:	Chief Executive Officer